Exhibit 5.1
                              Atlas Pearlman, P.A.
                             350 East Las Olas Blvd.
                                   Suite 1900
                            Ft. Lauderdale, FL 33301

                                 (954) 763-1200

                                 October 1, 2001

F2 Broadcast Network Inc.
6421 Congress Avenue, Suite 115
Boca Raton, Florida 33487

Gentlemen and Ladies:

         We have acted as counsel for F2 Broadcast Network Inc., a Nevada corporation formerly known as First Entertainment Holding Corp. (the "Company"), in connection with preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of the issuance and/or transfer of up to 3,000,000 shares (the "Shares") of the Company's $.008 par value common stock (the "Common Stock") to or by certain stockholders of the Company (the "Stockholders"). These shares may be issued to or acquired by the Stockholders pursuant to grants of stock and options under the Company's Compensation Plan - 2001H (the "Stock Plan").

         We have examined the Articles Of Incorporation and Bylaws of the Company, the record of the Company's corporate proceedings concerning the registration described above, and the Stock Plan. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained therein.

         Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the Shares, if and when issued as contemplated by the Stock Plan, and as described in the Registration Statement, will have been duly authorized and legally issued, and will upon payment of legal consideration constitute fully paid and non-assessable shares of the Company's Common Stock.

         We hereby consent (a) to all references to this firm in the Registration Statement; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

         This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                                                  Very truly yours,

                                                  /s/ Atlas Pearlman, P.A.
                                                  Atlas Pearlman, P.A.